SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                        -------------------

                            FORM 8-K/A
                          Amendment No. 1

          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): September 20,
                               2001
                        -------------------

                       AMERIGON INCORPORATED
      (Exact name of registrant as specified in its charter)
                        -------------------

           California          0-21810         95-4318554
 (State or other jurisdiction of(Commission (I.R.S. Employer incorporation or organization)File Number)Identification No.)

                       5462 Irwindale Avenue
                    Irwindale, California 91706
                          (626) 815-7400
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        -------------------

Item 5.  Other Events.

     On September 20, 2001, the Company obtained a loan from Big Beaver Investments LLC ("Big Beaver"), one of the Company's principal shareholders, for an initial advance of $500,000 and, at the Company's request and subject to certain conditions precedent, additional advances of up to an additional $1.0 million. The bridge loan is secured by substantially all personal property of the Company. The bridge loan is necessary to allow the Company to continue operations pending the raising of additional financing. The amount of the bridge loan may not be adequate to permit the Company to continue operations beyond December 1, 2001 even if fully drawn.

     The advances accrue interest at 10% per annum, which is payable at maturity or on the date of any prepayment. The principal and accrued interest of the initial loan are convertible at any time into Common Stock at a conversion price equal to the average closing bid price of the Common Stock during the ten days preceding the date of the bridge loan (the "Market Price"). In the event the Company issues in excess of $1.5 million of equity securities in an offering at an issuance price that is less than the Market Price with respect to the bridge loan, the conversion price will be adjusted to the issuance price of the equity securities. Additional advances will also be convertible based on the average price of the Company's Common Stock during the ten days preceding such additional advances. The loans mature and all outstanding principal and accrued interest become due and payable on the earlier of December 1, 2001, or when the Company (or its Board of Directors) shall have authorized, recommended, proposed or publicly announced its intention to enter into (or has failed to recommend rejection of) any tender or exchange offer,



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merger,   consolidation,   liquidation,   dissolution,   business   combination,
recapitalization, acquisition, or disposition of a material amount of the assets or securities or any comparable transaction which has not been consented to in writing by Big Beaver.

     In connection with the bridge loan, the Company issued to Big Beaver a warrant for the right to purchase 150,922 shares of the Company's Common Stock (equal to 18% of the principal amount of $1.5 million divided by the conversion price). The exercise price of the warrant is adjustable in the same manner as conversion price of the loan. The proceeds of the bridge loan were allocated among the bridge loan and the warrant based upon their relative fair values. If, after giving effect to Big Beaver's conversion rights under the bridge loan and exercise rights under the warrant, Big Beaver will have the right to acquire more than 20% of the outstanding common stock of the Company such that a shareholder vote would be required under applicable Nasdaq rules, then Big Beaver's rights will be limited to only 19.99% of the outstanding common stock until the Company complies with such Nasdaq rules. The Company has agreed to use its best efforts to comply with the Nasdaq rules, including the obtaining of any shareholder approvals, to permit Big Beaver to exercise its rights in full.

                                SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          AMERIGON INCORPORATED


                          By:/s/ Richard A. Weisbart
                             ----------------------------
                               Richard A. Weisbart
                               President and Chief Executive
                               Officer


Date:  September 28, 2001